Exhibit 99.1 FOR IMMEDIATE RELEASE
Green Plains Reports Second Quarter 2023 Financial Results

Results for the Second Quarter of 2023 and Future Outlook:
•EPS of ($0.89) per diluted share, compared to EPS of $0.73 per diluted share for the same period in the prior year
•Consolidated crush margin of $0.01 per gallon for the second quarter, inclusive of a significant negative earnings impact from Wood River not operating for a majority of the quarter, and additional planned and unplanned downtime, which positions the company for strong last half 2023 operational performance
•Outlook for the second half of 2023 materially stronger based on current industry margins, strong year-over-year Ultra-High Protein sales with expanding margin structure, recovery of renewable corn oil pricing and the return to full production operating rates
•Key milestones to achieve 2025 EBITDA outlook remain on track, as well as favorable financial growth for the decarbonization strategy and 60% protein strategy
•Dedicating up to 20% of Ultra-High Protein production capacity to fulfill successful commercialization of 60% protein concentrations

OMAHA, Neb., Aug 4, 2023 (BUSINESS WIRE) - Green Plains Inc. (NASDAQ:GPRE) today announced financial results for the second quarter of 2023. Net loss attributable to the company was $52.6 million, or ($0.89) per diluted share, compared to net income attributable to the company of $46.4 million, or $0.73 per diluted share, for the same period in 2022. Revenues were $857.6 million for the second quarter of 2023 compared with $1,012.4 million for the same period last year. EBITDA of ($15.0) million compared to $84.4 million inclusive of a USDA COVID-19 relief payment of $27.7 million for the same period in the prior year.

“The quarter was negatively impacted by unfortunate events that operationally have now been rectified, and our system is once again operating near full capacity in order to take advantage of solid fundamentals for the last half of 2023 across all of our products, when we expect to show the financial capability of the first stage of our transformation,” said Todd Becker, President and Chief Executive Officer. “In addition to the significant impact of our Wood River plant being down most of the quarter, which we expect partial insurance recovery in the last half for this event, we experienced planned and unplanned downtime at many of our largest facilities that also negatively impacted the quarter. We acted in the second quarter to prepare our assets for a solid last half of the year where we expect to now be able to avoid fall shutdowns at several of our large locations. In recent weeks, our entire platform has been operating near capacity, with Ultra-High Protein production once again achieving rates above 900 tons per day.”

“Fundamentals for our strategy have improved across our platform in all four pillars – protein, oil, sugar and carbon,” commented Becker. “Driving demand remains robust, protein margins have expanded, and renewable corn oil prices have improved. With the current margin structure and higher anticipated operational rates, EBITDA for the last half of 2023 is projected to be materially stronger.”

“Our protein sales strategy is seeing continued success, and we are in significant late stage negotiations on our first commercial quantities of 60% protein with deliveries of this innovative ingredient expected in the fourth quarter,” added Becker. “We also continue to have material negotiations with customers for our clean sugar product suite to be produced in the first quarter of 2024. Renewable corn oil pricing has improved from recent lows, and we are positioned to capitalize on the continued growth in demand for this low-CI feedstock from the renewable diesel market.”

“The future we have been talking about since we started on this transformation journey is upon us,” concluded Becker. “Our clean sugar facility at Shenandoah and our MSC turnkey project with Tharaldson are both on track to come online in the first quarter of 2024, and we remain focused on execution to deliver on the remaining components of our evolution into the biorefinery platform of the future.”

Highlights and Recent Developments
•Announced technology collaboration with Equilon Enterprises LLC to combine fermentation, mechanical separation and processing, and fiber conversion into one platform
•Returned to full run rate capabilities across biorefinery platform in July 2023
•Announced offer to acquire all publicly held common units of Green Plains Partners LP
•Hosted IRA Teach-in, highlighting opportunities to decarbonize biorefinery platform supported by incentives included in the Inflation Reduction Act

Results of Operations
Green Plains ethanol production segment sold 194.8 million gallons of ethanol during the second quarter of 2023, compared with 231.4 million gallons for the same period in 2022. The consolidated ethanol crush margin was $1.9 million, or $0.01 per gallon, for the second quarter of 2023, compared with $65.3 million, or $0.28 per gallon, for the same period in 2022. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, which includes renewable corn oil and Ultra-High Protein, plus intercompany storage, transportation, nonrecurring decommissioning costs, nonethanol operating activities and other fees, net of related expenses.

Consolidated revenues decreased $154.8 million for the three months ended June 30, 2023, compared with the same period in 2022, primarily due to lower volumes sold on ethanol, distillers grains and renewable corn oil, and lower weighted average selling prices on distillers grains and renewable corn oil, offset by higher weighted average selling prices on ethanol and Ultra-High Protein, and higher volumes for Ultra-High Protein. Revenues were also lower within our agribusiness and energy services segment as a result of decreased trading volumes and margins.

Net loss attributable to Green Plains increased $99.0 million and EBITDA decreased $99.4 million for the three months ended June 30, 2023, compared with the same period last year, primarily due to decreased volumes and margins in our ethanol production segment, lower trading volumes and margins in our agribusiness and energy services segment and the $27.7 million USDA COVID-19 relief grant received in the second quarter of 2022. Interest expense increased $1.9 million for the three months ended June 30, 2023, compared with the same period in 2022, primarily due to reduced capitalized interest as certain projects have been completed. Income tax benefit was $1.0 million for the three months ended June 30, 2023, compared with income tax expense of $2.9 million for the same period in 2022, primarily due to a decrease in the valuation allowance recorded against certain deferred tax assets for the three months ended June 30, 2023.

Segment Information
The company reports the financial and operating performance for the following three operating segments: (1) ethanol production, which includes the production of ethanol, distillers grains, Ultra-High Protein and renewable corn oil, (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, Ultra-High Protein, renewable corn oil, grain, natural gas and other commodities and (3) partnership, which includes fuel storage and transportation services. Intercompany fees charged to the ethanol production segment for storage and logistics services, grain procurement and product sales are included in the partnership and agribusiness and energy services segments and eliminated upon consolidation. Third-party costs of grain consumed and revenues from product sales are reported directly in the ethanol production segment.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Var.	2023	2022	% Var.
Revenues
Ethanol production	$726,739	$861,166	(15.6)%	$1,422,233	$1,498,719	(5.1)%
Agribusiness and energy services	135,823	157,559	(13.8)	278,209	306,271	(9.2)
Partnership	20,523	19,654	4.4	41,298	38,754	6.6
Intersegment eliminations	(25,453)	(25,985)	(2.0)	(51,159)	(49,915)	2.5
	$857,632	$1,012,394	(15.3)%	$1,690,581	$1,793,829	(5.8)%

Gross margin
Ethanol production	$(4,207)	$56,345	(107.5)%	$(25,660)	$32,338	(179.3)%
Agribusiness and energy services	6,414	13,903	(53.9)	15,520	28,176	(44.9)
Partnership	20,523	19,654	4.4	41,298	38,754	6.6
Intersegment eliminations	(189)	1,178	(116.0)	(673)	738	(191.2)
	$22,541	$91,080	(75.3)%	$30,485	$100,006	(69.5)%

Depreciation and amortization
Ethanol production	$22,425	$19,114	17.3%	$45,363	$37,546	20.8%
Agribusiness and energy services	536	470	14.0	1,349	934	44.4
Partnership	828	823	0.6	1,644	1,721	(4.5)
Corporate activities	837	560	49.5	1,656	1,165	42.1
	$24,626	$20,967	17.5%	$50,012	$41,366	20.9%

Operating income (loss)
Ethanol production (1)	$(36,370)	$27,506	(232.2)%	$(89,732)	$(23,652)	279.4%
Agribusiness and energy services	2,173	10,281	(78.9)	6,299	20,689	(69.6)
Partnership	11,420	12,104	(5.7)	23,316	23,913	(2.5)
Intersegment eliminations	(189)	1,178	(116.0)	(673)	738	(191.2)
Corporate activities	(19,514)	(17,228)	13.3	(38,230)	(35,749)	6.9
	$(42,480)	$33,841	(225.5)%	$(99,020)	$(14,061)	*

Adjusted EBITDA
Ethanol production (1)	$(13,749)	$74,680	(118.4)%	$(44,016)	$41,954	(204.9)%
Agribusiness and energy services	2,871	10,750	(73.3)	8,098	21,473	(62.3)
Partnership	12,797	13,123	(2.5)	25,744	26,005	(1.0)
Intersegment eliminations	(189)	1,657	(111.4)	(673)	738	(191.2)
Corporate activities	(16,702)	(15,828)	5.5	(31,821)	(33,608)	(5.3)
EBITDA	(14,972)	84,382	(117.7)	(42,668)	56,562	(175.4)
Other income (2)	—	(27,712)	*	—	(27,712)	*
Proportional share of EBITDA adjustments to equity method investees	45	45	—	90	90	—
	$(14,927)	$56,715	(126.3)%	$(42,578)	$28,940	(247.1)%

(1) Ethanol production includes an inventory lower of cost or net realizable value adjustment of $9.5 million for the three and six months ended June 30, 2023.
(2) Other income for the three and six months ended June 30, 2022 includes a grant received from the USDA related to the Biofuel Producer Program of $27.7 million.

* Percentage variances not considered meaningful

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Var.	2023	2022	% Var.

Ethanol production
Ethanol sold (gallons)	194,753	231,413	(15.8)%	401,633	427,761	(6.1)%
Distillers grains sold (equivalent dried tons)	458	576	(20.5)	940	1,080	(13.0)
Ultra-High Protein sold (tons)	44	17	158.8	96	29	231.0
Renewable corn oil sold (pounds)	64,689	72,232	(10.4)	132,700	131,527	0.9
Corn consumed (bushels)	67,336	80,218	(16.1)	138,571	148,522	(6.7)

Agribusiness and energy services (1)
Domestic ethanol sold (gallons)	260,119	231,093	12.6	535,002	412,818	29.6
Export ethanol sold (gallons)	2,019	57,713	(96.5)	4,400	108,973	(96.0)
	262,138	288,806	(9.2)	539,402	521,791	3.4

Partnership
Storage and throughput (gallons)	196,159	232,451	(15.6)%	404,231	429,698	(5.9)%

(1) Includes gallons from the ethanol production segment.

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands except per gallon amounts)

	Three Months Ended June 30,		Three Months Ended June 30,
	2023	2022	2023	2022
			($ per gallon produced)

Ethanol production operating income (loss) (1)	$(36,370)	$27,506	$(0.19)	$0.12
Depreciation and amortization	22,425	19,114	0.12	0.08
Adjusted ethanol production operating income (loss)	(13,945)	46,620	(0.07)	0.20

Intercompany fees, net
Storage and logistics (partnership)	9,433	12,130	0.05	0.05
Marketing and agribusiness fees (2) (agribusiness and energy services)	6,445	6,504	0.03	0.03
Consolidated ethanol crush margin	$1,933	$65,254	$0.01	$0.28
(1) Ethanol production includes an inventory lower of cost or net realizable value adjustment of $9.5 million for the three and six months ended June 30, 2023.
(2) For the three months ended June 30, 2023 and 2022, includes $1.9 million and $0.6 million, respectively, for certain nonrecurring decommissioning costs and nonethanol operating activities.

Liquidity and Capital Resources
As of June 30, 2023, Green Plains had $359.8 million in total cash and cash equivalents, and restricted cash, and $128.0 million available under a committed revolving credit facility, which is subject to restrictions and other lending conditions. Total debt outstanding at June 30, 2023 was $742.5 million, including $247.1 million outstanding debt under working capital revolvers and other short-term borrowing arrangements and $57.1 million of non-recourse debt related to Green Plains Partners, net of debt issuance costs.

Conference Call Information
On August 4, 2023 Green Plains Inc. and Green Plains Partners LP will host a joint conference call at 9 a.m. Eastern time (8 a.m. Central time) to discuss second quarter 2023 operating results for each company. Domestic and international participants can access the live conference by dialing 888.210.4215 and 646.960.0269, respectively, and referencing conference ID 5027523. Participants are advised to call at least 10 minutes prior to the start time. Alternatively, the conference call and presentation will be accessible on Green Plains’ website https://investor.gpreinc.com/events-presentations.

Non-GAAP Financial Measures
Management uses EBITDA, adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization excluding the change in right-of-use assets. Adjusted EBITDA includes adjustments related to our proportional share of EBITDA adjustments of our equity method investees, gains and losses related to the sale of assets, and other income associated with the USDA COVID-19 relief grant. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.

About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company focused on the development and utilization of fermentation, agricultural and biological technologies in the processing of annually renewable crops into sustainable value-added ingredients. This includes the production of cleaner low carbon biofuels, renewable feedstocks for advanced biofuels and high purity alcohols for use in cleaners and disinfectants. Green Plains is an innovative producer of Ultra-High Protein and novel ingredients for animal and aquaculture diets to help satisfy a growing global appetite for sustainable protein. The Company also owns a 48.8% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP. For more information, visit www.gpreinc.com.

About Green Plains Partners LP
Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied include: competition in the industries in which Green Plains operates; commodity market risks, financial market risks; counterparty risks; risks associated with changes to federal policy or regulation, including changes to tax laws; risks related to closing and achieving anticipated results from acquisitions and disposals. Other factors can include risks associated with Green Plains’ ability to realize higher margins anticipated from the company’s high protein feed initiative or to achieve anticipated benefits from its plant upgrade and modernization program, disruption caused by health epidemics, such as the COVID-19 outbreak, and other risks discussed in Green Plains’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains assumes no obligation to update any such forward-looking statements, except as required by law.

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$312,858	$444,661
Restricted cash	46,926	55,615
Accounts receivable, net	132,336	108,610
Income taxes receivable	1,299	1,286
Inventories	257,651	278,950
Other current assets	65,248	39,628
Total current assets	816,318	928,750
Property and equipment, net	1,024,561	1,029,327
Operating lease right-of-use assets	85,332	73,244
Other assets	96,585	91,810
Total assets	$2,022,796	$2,123,131

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$105,094	$234,301
Accrued and other liabilities	50,215	44,443
Derivative financial instruments	85,030	47,941
Operating lease current liabilities	24,505	20,721
Short-term notes payable and other borrowings	247,112	137,678
Current maturities of long-term debt	1,835	1,838
Total current liabilities	513,791	486,922
Long-term debt	493,571	495,243
Operating lease long-term liabilities	64,098	55,515
Other liabilities	25,484	24,385
Total liabilities	1,096,944	1,062,065

Stockholders' equity
Total Green Plains stockholders' equity	777,948	910,031
Noncontrolling interests	147,904	151,035
Total stockholders' equity	925,852	1,061,066
Total liabilities and stockholders' equity	$2,022,796	$2,123,131

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenues	$857,632	$1,012,394	$1,690,581	$1,793,829

Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	835,091	921,314	1,660,096	1,693,823
Operations and maintenance expenses	7,070	6,159	14,323	11,725
Selling, general and administrative expenses	33,325	30,113	65,170	60,976
Depreciation and amortization expenses	24,626	20,967	50,012	41,366
Total costs and expenses	900,112	978,553	1,789,601	1,807,890
Operating income (loss)	(42,480)	33,841	(99,020)	(14,061)

Other income (expense)
Interest income	2,771	806	5,936	877
Interest expense	(9,741)	(7,800)	(19,479)	(16,606)
Other, net	(161)	28,165	28	28,576
Total other income (expense)	(7,131)	21,171	(13,515)	12,847
Income (loss) before income taxes and income (loss) from equity method investees	(49,611)	55,012	(112,535)	(1,214)
Income tax benefit (expense)	1,019	(2,895)	(2,410)	(1,742)
Income (loss) from equity method investees	272	603	376	(196)
Net income (loss)	(48,320)	52,720	(114,569)	(3,152)
Net income attributable to noncontrolling interests	4,284	6,322	8,359	11,924
Net income (loss) attributable to Green Plains	$(52,604)	$46,398	$(122,928)	$(15,076)

Earnings per share
Net income (loss) attributable to Green Plains - basic	$(0.89)	$0.87	$(2.09)	$(0.28)
Net income (loss) attributable to Green Plains - diluted	$(0.89)	$0.73	$(2.09)	$(0.28)

Weighted average shares outstanding
Basic	58,874	53,033	58,714	52,960
Diluted	58,874	66,895	58,714	52,960

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net loss	$(114,569)	$(3,152)
Noncash operating adjustments
Depreciation and amortization	50,012	41,366
Inventory lower of cost or net realizable value adjustment	9,545	—
Other	11,429	9,513
Net change in working capital	(124,850)	(154,368)
Net cash used in operating activities	(168,433)	(106,641)

Cash flows from investing activities
Purchases of property and equipment, net	(48,902)	(128,283)
Proceeds from the sale of marketable securities	—	99,917
Investment in equity method investees	(8,696)	(6,976)
Net cash used in investing activities	(57,598)	(35,342)

Cash flows from financing activities
Net proceeds - long term debt	(2,420)	43,796
Net proceeds - short-term borrowings	108,715	135,494
Other	(20,756)	(18,987)
Net cash provided by financing activities	85,539	160,303

Net change in cash and cash equivalents, and restricted cash	(140,492)	18,320
Cash and cash equivalents, and restricted cash, beginning of period	500,276	560,959
Cash and cash equivalents, and restricted cash, end of period	$359,784	$579,279

Reconciliation of total cash and cash equivalents, and restricted cash
Cash and cash equivalents	$312,858	$508,151
Restricted cash	46,926	71,128
Total cash and cash equivalents, and restricted cash	$359,784	$579,279

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(48,320)	$52,720	$(114,569)	$(3,152)
Interest expense	9,741	7,800	19,479	16,606
Income tax expense (benefit)	(1,019)	2,895	2,410	1,742
Depreciation and amortization (1)	24,626	20,967	50,012	41,366
EBITDA	(14,972)	84,382	(42,668)	56,562
Other income (2)	—	(27,712)	—	(27,712)
Proportional share of EBITDA adjustments to equity method investees	45	45	90	90
Adjusted EBITDA	$(14,927)	$56,715	$(42,578)	$28,940

(1) Excludes amortization of operating lease right-of-use assets and amortization of debt issuance costs.
(2) Other income for the three and six months ended June 30, 2022 includes a grant received from the USDA related to the Biofuel Producer Program of $27.7 million.

Green Plains Inc. Contacts
Investors: Phil Boggs | Executive Vice President, Investor Relations | 402.884.8700 | phil.boggs@gpreinc.com
Media: Lisa Gibson | Communications Manager | 402.952.4971 | lisa.gibson@gpreinc.com

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